UNITED STATES

SECURITIES AND EXCHANE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      June 18, 2018

PETROGRESS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55854	27-2019626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 Third Avenue, Suite 2110, New York, New York		10017
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code: 212-376-5228

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02 -- Termination of a Material Definitive Agreement.

On June 18, 2018, Petrogress, Inc. (“the Company”) terminated its Consulting Agreement dated July 31, 2017 (the “Consulting Agreement”) with Charles Stidham. Under the terms of the Consulting Agreement Mr. Stidham was to provide general business and financial consulting regarding the Company's planned acquisitions and development of oil and gas properties, including pipelines, processing plants and refineries, in Louisiana, Texas, New Mexico and Colorado for a term of 24 months. Mr. Stidham was issued 10 million shares of Company common stock in consideration for his services. The Company terminated the agreement for non-performance and Mr. Stidham has agreed to return 5 million shares of common stock issued to him for cancellation by the Company in connection with the early termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 18, 2018

PETROGRESS, INC.

/s/ Christos Traios Christos Traios, President and CEO